Exhibit 5.1

December 20, 2016

KalVista Pharmaceuticals, Inc.

One Kendall Square

Bld 200, Ste 2203

Cambridge, MA 02139

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 to be filed by KalVista Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about December 20, 2016 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of (i) an aggregate of 212,162 shares (the “Plan Shares”) of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), subject to issuance by the Company upon the exercise of options granted under the Enterprise Management Incentive Scheme (the “Target Plan”) of KalVista Pharmaceuticals Ltd., a private company limited by shares incorporated and registered in England and Wales (“KalVista Ltd.”), and converted into options assumed by the Company in accordance with the terms of a Share Purchase Agreement dated as of June 15, 2016, by and among the Company, KalVista Ltd., the shareholders of KalVista Ltd. and the Seller Representative (as defined therein) (the “Purchase Agreement”) and (ii) an aggregate of 20,055 shares (the “Inducement Shares” collectively with the Plan Shares, the “Shares”) of the Common Stock that are subject to issuance by the Company upon the exercise of stock options granted to Edward P. Feener, Ph.D. as a material inducement to accept his employment with the Company (the “Inducement Grant”). At your request we are providing this letter, to express our opinion on the matters set forth in the numbered paragraphs below.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the documents described on Exhibit A attached hereto (which is incorporated in this letter by reference). Capitalized terms used but not defined in the body of this letter have the meanings given to such terms on Exhibit A hereto. In giving the opinions contained in this letter, we have assumed the current accuracy of the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. Further, to the extent that the Company issues any uncertificated capital stock, we have assumed that any issued Shares will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Shares has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law and that the Company will properly register any transfer of the Shares from certificated to uncertificated form to the holders of such Shares on the Company’s record of uncertificated securities.

KalVista Pharmaceuticals

December 20, 2016

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the State of California and the existing Delaware General Corporation Law. We express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to, and express no opinion as to, the genuineness of all signatures on original documents by the Company and we have assumed and express no opinion as to, the genuineness of all signatures on original documents by any parties other than the Company. We have also assumed the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us. We have also assumed that there has been no amendment to, or revocation of, any corporate proceedings of the Board of Directors, Compensation Committee of the Board or stockholders of the Company referenced in this letter or in Exhibit A hereto.

In connection with our opinion expressed in paragraph (1) and (2) below, we have assumed that (i) at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, the registration will apply to all the Shares and will not have been modified or rescinded and (ii) the absence of any future amendment to the Company’s Amended and Restated Certificate of Incorporation that would make the Common Stock assessable.

Based upon, and subject to, the foregoing, it is our opinion that:

1. The 212,162 Plan Shares that may be issued and sold by the Company upon the exercise of options granted under the applicable Target Plan and converted into options assumed by the Company in accordance with the terms of the Purchase Agreement, when issued, sold and delivered by the Company in accordance with the applicable Target Plan and the Plan Agreement and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, nonassesable and, to our knowledge, fully paid.

2. The 20,055 Inducement Shares that may be issued and sold by the Company upon the exercise of options granted pursuant to the Inducement Grant, when issued, sold and delivered in accordance with the applicable stock option award agreement and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, nonassessable and, to our knowledge, fully paid.

KalVista Pharmaceuticals

December 20, 2016

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Sincerely,

/s/ FENWICK & WEST LLP

EXHIBIT A

To Legal Opinion Regarding S-8 Registration Statement of

KalVista Pharmaceuticals, Inc., a Delaware corporation (the “Company”)

Certain Reviewed Documents

Capitalized terms used but not defined in this Exhibit A have the meanings defined for such terms in the opinion letter to which this Exhibit A is attached.

1.	The Company’s Amended and Restated Certificate of Incorporation, as amended, certified by the Delaware Secretary of State on December 14, 2016 (the “Charter”).

2.	The Company’s Amended and Restated Bylaws, which have been certified to us by the Company in the Opinion Certificate to be currently in effect and unmodified as of the date hereof (the “Bylaws” and collectively with the Charter, the “Charter Documents”).

3.	The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

4.	The prospectus prepared for use pursuant to the Registration Statement (the “Prospectuses”).

5.	An Opinion Certificate of the Company addressed to us and dated the date of this letter containing certain factual representations (the “Opinion Certificate”).

6.	Verification by the Company in the Opinion Certificate, of (i) the issued and outstanding options, warrants and rights to purchase or otherwise acquire from the Company capital stock of the Company as of the date of the Opinion Certificate, and (ii) any additional shares of capital stock reserved for future issuance in connection with the Target Plan and all other plans, agreements or rights to acquire capital stock of the Company as of the date of the Opinion Certificate.

7.	A Certificate of Good Standing dated December 14, 2016 issued by the Delaware Secretary of State stating that the Company is duly incorporated, in good standing and has a legal corporate existence as of such date.

8.	The Target Plan and the related form of agreement used by the Company under the Target Plan which have been filed as exhibits to the Registration Statement (the “Plan Agreements”).

9.	The applicable stock option award agreement used by the Company in connection with the Inducement Grant which has been filed as an exhibit to the Registration Statement (the “Inducement Stock Option Agreement”).

10.	Copies of corporate proceedings of the Company’s Board of Directors (the “Board”), the Compensation Committee of the Board or the Company’s stockholders relating to approval of the Charter Documents, the Target Plan, the Plan Agreement, the Inducement Grant, the Inducement Stock Option Agreement, the filing of the Registration Statement, the reservation of the Shares for sale and issuance pursuant to the Target Plan and the Inducement Grant, and the sale and issuance of the Shares pursuant to, the Target Plan and the Inducement Grant.